SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 1997
                                                 -------------------

                            IBW Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    District of Columbia               0-28360                  52-1943477
(State or other jurisdiction   (Commission file number)       (IRS Employer
    of incorporation)                                     Identification Number)

                  4812 Georgia Avenue, NW, Washington, DC 20011
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (202) 722-2000
                                                   ---------------

Item 5. Other Events.

     On September 25, 1997, the shareholders of IBW Financial Corporation (the "Company") approved the amendment of the Articles of Incorporation of the Company to change the capital stock of the Company to eliminate the existing class of 1,000,000 undesignated preferred stock, of which no shares were outstanding, and to authorize the issuance of 500,000 shares of undesignated voting preferred stock and 500,000 shares of undesignated non-voting preferred stock. The complete composite text of the Articles of Incorporation of the Company, as amended, is included as Exhibit 1 to this report, incorporated by reference herein and made a part hereof.

     On September 29, 1997, the Company completed the sale of 31,200 shares of its common stock and 20,000 shares of its Series A Non-Voting Preferred Stock, in a private placement transaction, to the Federal National Mortgage Association ("Fannie Mae"), at a price of $25.00 per share of common stock and $25.00 per share of Series A Non-Voting Preferred Stock (the shares of common stock and shares of Series A Non-Voting Preferred Stock sold to Fannie Mae referred to collectively herein as the "Shares"), for a total purchase price of $1,280,000, pursuant to an agreement dated August 15, 1997. The shares of common stock issued to Fannie Mae represent approximately 4.67% of the outstanding shares of the Company's common stock, and the shares of Series A Non-Voting Preferred Stock represent all of the authorized shares of that series. The Series A Non-Voting Preferred Stock, which is redeemable at any time by the Company at a redemption price of $25.00 plus accrued but unpaid dividends to the date of redemption, is entitled to annual dividends at a rate of five percent. The complete terms of the Series A NonVoting Preferred Stock are attached as Exhibit 2 hereto, incorporated by reference herein and made a part hereof.

     Under the stock purchase agreement, the Company is restricted from taking any action, including the repurchase, redemption or other reduction in the number of outstanding shares of capital stock, but not including the incurrence of losses, which would result in the value of the Shares representing 10% or more of the equity of the Company, or the shares of common stock sold to Fannie Mae representing 5% or more of the outstanding common stock. The Company has certain rights under the agreement to repurchase the Shares under certain circumstances.

     The Company will contribute $980,000 of the proceeds of the sale to Industrial Bank, National Association, Oxon Hill, Maryland, the wholly owned subsidiary of the Company, for use in connection with its mortgage and housing related lending operations, and the promotion of affordable housing in its market area. The remaining proceeds will be retained at the Company for general corporate purposes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.

         Number                     Description
         ------                     -----------
           1              Articles of Incorporation of the Company, as amended

           2              Designation of the Series A Non-Voting Preferred Stock

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         IBW FINANCIAL CORPORATION



                                         By:   /s/ B. Doyle Mitchell, Jr.
                                            ------------------------------------
                                               B. Doyle Mitchell, Jr., President

Dated:  October 6, 1997